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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, for the year ended December 31, 2001, into the Company's previously filed Registration Statements No. 33-43329, No. 33-70108, No. 333-21063, No. 333-51211, No. 333-51217,
No. 333-51231, No. 333-87899, No. 333-70774 and No. 333-70780 on Form S-8, and
Registration Statement No. 333-16231 and No. 333-46580 on Form S-3.

/s/ARTHUR ANDERSEN LLP

Houston, Texas
March 29, 2002